Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:

Artivion	Gilmartin Group LLC
D. Ashley Lee	Brian Johnston / Lynn Lewis
Executive Vice President &	Phone: 332-895-3222
Chief Financial Officer	investors@artivion.com
Phone: 770-419-3355

Artivion Reports Third Quarter 2022 Financial Results

Third Quarter and Recent Business Highlights:
•Achieved revenue of $76.8 million in the third quarter of 2022 versus $72.2 million in the third quarter of 2021, an increase of 6% on a GAAP basis and 11% on a non-GAAP constant currency basis
•On-X revenues increased 17% on a GAAP basis and 19% on a non-GAAP constant currency basis in the third quarter of 2022 compared to the third quarter of 2021

ATLANTA, GA – (November 3, 2022) – Artivion, Inc. (NYSE: AORT), a leading cardiac and vascular surgery company focused on aortic disease, today announced its financial results for the third quarter ended September 30, 2022.

“We remain well positioned to deliver on our growth strategy, particularly given the continued fundamental strength of our business. During the third quarter we made substantial progress on each of our key three-year strategic growth initiatives delivering year-over-year total revenue growth of 6% on a GAAP basis and 11% on a non-GAAP constant currency basis. These results were driven by growth across all four of our major product lines, including 19% growth in On-X revenue and 13% growth in tissue processing, both on a constant currency basis. Internationally, we delivered 25% revenue growth in Asia Pacific and 22% revenue growth in Latin America, both on a constant currency basis, driven by the continued expansion of our commercial footprint and securement of additional regulatory approvals. Our third quarter performance continues the momentum we have built throughout the year, resulting in a constant currency revenue growth of 11% year-over-year for the first nine months of 2022. We expect continued strong performance through the remainder of the year as we remain focused on executing on our key objectives,” said Pat Mackin, Chairman, President, and Chief Executive Officer.

Mr. Mackin added, “We also made good progress in advancing our product pipeline, which is expected to drive growth in both the near and long term. We continue to anticipate FDA PMA approval for PROACT Mitral and for PerClot by year end. Meanwhile, we continue to make progress on patient enrollment in the PERSEVERE trial to secure FDA approval for AMDS, a simple, elegant stent graft solution to treat aortic arch disease. Taken as a whole, we continue to see meaningful opportunities to grow our total addressable market through pipeline development as well as to maintain momentum with our existing portfolio in our current markets.”

Third Quarter 2022 Financial Results
Total revenues for the third quarter of 2022 were $76.8 million, reflecting an increase of 6% on a GAAP basis and 11% on a non-GAAP constant currency basis, both compared to the third quarter of 2021.

R&D expenses for the third quarter of 2022 include a $4.7 million charge for estimated costs associated with the termination and wind-down of the PROACT Xa study as recommended by the Data and Safety Monitoring Board (“DSMB”). The majority of these costs include future administrative costs that will be incurred during the fourth quarter of 2022 and the first quarter of 2023, as well as the estimated cost of clinical drugs purchased for patients participating in the study and not expected to be recovered. These costs are non-recurring and have been excluded for purposes of calculating adjusted EBITDA and non-GAAP earnings per share.

Net loss for the third quarter of 2022 was ($13.7) million, or ($0.34) per fully diluted common share, compared to net income of $10.6 million, or $0.26 per fully diluted common share for the third quarter of 2021. Non-GAAP net loss for the third quarter of 2022 was ($1.9) million, or ($0.05) per fully diluted common share, compared to non-GAAP net loss of ($1.2) million, or ($0.03) per fully diluted common share for the third quarter of 2021. Net loss in the third quarter of 2022 includes pretax losses related to foreign currency revaluation of $3.7 million.

2022 Financial Outlook
Artivion is narrowing its constant currency revenue growth to between 9% and 10% for the full year of 2022 compared to 2021. With the continued appreciation of the dollar versus other major currencies, full year revenues are now expected to be between $313.0 million and $316.0 million.

The Company's financial performance for 2022 and future periods is subject to the risks identified below.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income, non-GAAP EBITDA, and non-GAAP general, administrative, and marketing expenses. Investors should consider this non-GAAP information in addition to, and not as a substitute for, financial measures prepared in accordance with US GAAP. In addition, this non-GAAP financial information may not be the same as similar measures presented by other companies. The Company's non-GAAP revenues are adjusted for the impact of changes in currency exchange. The Company’s non-GAAP net income; non-GAAP EBITDA; and non-GAAP general, administrative, and marketing results exclude (as applicable) depreciation and amortization expense; interest income and expense; stock-based compensation expense; loss or gain on foreign currency revaluation; expenses related to the DSMB recommended termination of the PROACT Xa clinical trial; income tax expense or benefit; corporate rebranding expense; business development, integration, and severance income or expense; non-cash interest expense; and gain from sale of non-financial assets. The Company generally uses non-GAAP financial measures to facilitate management's review of the operational performance of the company and as a basis for strategic planning. Company management believes that these non-GAAP presentations provide useful information to investors regarding unusual non-operating transactions; the operating expense structure of the Company's existing and recently acquired operations, without regard to its on-going efforts to acquire additional complementary products and businesses, and the transaction and integration expenses incurred in connection with recently acquired and divested product lines; and the operating expense structure excluding fluctuations resulting from foreign currency revaluation and stock-based compensation expense. The Company believes it is useful to exclude certain expenses because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods as a result of factors such as impact of recent acquisitions, non-cash expense related to amortization of previously acquired tangible and intangible assets, and any related adjustments to their carrying values. The Company has adjusted for the impact of changes in currency exchange from certain revenues to evaluate comparable product growth rates on a constant currency basis. The Company does, however, expect to incur similar types of expenses and currency exchange impacts in the future, and this non-GAAP financial information should not be viewed as a statement or indication that these types of expenses will not recur. Company management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety, including the reconciliation of GAAP to non-GAAP financial measures.”

Webcast and Conference Call Information
The Company will hold a teleconference call and live webcast later today, November 3, 2022, at 4:30 p.m. ET to discuss the results, followed by a question and answer session. To participate in the conference call dial 862-298-0702 a few minutes prior to 4:30 p.m. ET. The teleconference replay will be available approximately one hour following the completion of the event and can be accessed by calling (toll free) 877-660-6853 or 201-612-7415. The conference number for the replay is 13733812.

The live webcast and replay can be accessed by going to the Investors section of the Artivion website at www.Artivion.com and selecting the heading Webcasts & Presentations.

About Artivion, Inc.
Headquartered in suburban Atlanta, Georgia, Artivion, Inc. is a medical device company focused on developing simple, elegant solutions that address cardiac and vascular surgeons’ most difficult challenges in treating patients with aortic diseases. Artivion’s four major groups of products include: aortic stent grafts, surgical sealants, On-X mechanical heart valves, and implantable cardiac and vascular human tissues. Artivion markets and sells products in more than 100 countries worldwide. For additional information about Artivion, visit our website, www.artivion.com.

Forward Looking Statements
Statements made in this press release that look forward in time or that express management's beliefs, expectations, or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our beliefs that we expect our strong momentum to continue through the remainder of the year as we remain focused on executing on our key objectives; our product pipeline is expected to drive growth in both the near and long term; we believe there are meaningful opportunities to grow our total addressable market through pipeline development as well as to maintain momentum with our existing portfolio in our current markets; we continue to anticipate FDA PMA approval for PROACT Mitral and for PerClot this year; and we will deliver year-over-year constant currency revenue growth of 9-10% in 2022 versus 2021. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations, including that the benefits anticipated from the Ascyrus Medical LLC transaction and Endospan agreements may not be achieved; the benefits anticipated from our clinical trials may not be achieved or achieved on our anticipated timeline; our products may not be able to consistently retain their existing regulatory approvals or special regulatory approvals in order to be commercialized; products in our pipeline may not receive regulatory approval at all or receive regulatory approval on our anticipated timelines; our products that obtain regulatory approval may not be adopted by the market as much as we anticipate or at all; and the continued effects of COVID-19, including new COVID-19 variants, and continued hospital staffing shortages and macroeconomic factors such as inflation and currency exchange could adversely impact our results. These risks and uncertainties include the risk factors detailed in our Securities and Exchange Commission filings, including our Form 10-K for the year ended December 31, 2021. Artivion does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Products	$55,248	$53,107	$171,726	$162,528
Preservation services	21,590	19,100	62,665	56,914
Total revenues	76,838	72,207	234,391	219,442

Cost of products and preservation services:
Products	17,743	15,503	53,381	46,592
Preservation services	10,351	8,915	29,375	26,710
Total cost of products and preservation services	28,094	24,418	82,756	73,302

Gross margin	48,744	47,789	151,635	146,140

Operating expenses:
General, administrative, and marketing	41,051	39,053	118,989	118,521
Research and development	11,799	9,972	30,575	26,086
Total operating expenses	52,850	49,025	149,564	144,607
Gain from sale of non-financial assets	—	(15,923)	$—	(15,923)
Operating (loss) income	(4,106)	14,687	2,071	17,456

Interest expense	4,805	4,100	12,854	12,995
Interest income	(40)	(18)	(86)	(60)
Other expense, net	3,661	2,661	7,564	3,261

(Loss) income before income taxes	(12,532)	7,944	(18,261)	1,260
Income tax expense (benefit)	1,181	(2,638)	3,100	(4,006)

Net (loss) income	$(13,713)	$10,582	$(21,361)	$5,266

(Loss) income per share:
Basic	$(0.34)	$0.27	$(0.53)	$0.13
Diluted	$(0.34)	$0.26	$(0.53)	$0.13

Weighted-average common shares outstanding:
Basic	40,115	39,086	39,999	38,924
Diluted	40,115	44,453	39,999	39,496

Net (loss) income	$(13,713)	$10,582	$(21,361)	$5,266
Other comprehensive loss:
Foreign currency translation adjustments	(16,895)	(5,010)	(35,466)	(12,327)
Comprehensive (loss) income	$(30,608)	$5,572	$(56,827)	$(7,061)

Artivion, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
In Thousands

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,572	$55,010
Trade receivables, net	57,159	53,019
Other receivables	7,880	5,086
Inventories, net	73,044	76,971
Deferred preservation costs, net	45,483	42,863
Prepaid expenses and other	16,851	14,748
Total current assets	237,989	247,697

Goodwill	234,773	250,000
Acquired technology, net	148,060	166,994
Operating lease right-of-use assets, net	41,320	45,714
Property and equipment, net	36,286	37,521
Other intangibles, net	31,112	34,502
Deferred income taxes	6,103	2,357
Other assets	7,088	8,267
Total assets	$742,731	$793,052

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,721	$10,395
Accrued compensation	11,079	13,163
Accrued expenses	10,088	7,687
Taxes payable	5,293	3,634
Accrued procurement fees	2,302	3,689
Current maturities of operating leases	3,061	3,149
Current portion of long-term debt	1,562	1,630
Other liabilities	1,886	1,606
Total current liabilities	45,992	44,953

Long-term debt	306,674	307,493
Contingent consideration	44,800	49,400
Non-current maturities of operating leases	40,915	44,869
Non-current finance lease obligation	3,450	4,374
Deferred income taxes	34,058	28,799
Deferred compensation liability	5,082	5,952
Other liabilities	6,652	6,484
Total liabilities	$487,623	$492,324

Commitments and contingencies

Shareholders' equity:
Preferred stock	—	—
Common stock (issued shares of 41,816 in 2022 and 41,397 in 2021)	418	414
Additional paid-in capital	334,077	322,874
Retained (deficit) earnings	(19,386)	1,975
Accumulated other comprehensive loss	(45,353)	(9,887)
Treasury stock, at cost, 1,487 shares as of September 30, 2022 and December 31, 2021	(14,648)	(14,648)
Total shareholders' equity	255,108	300,728

Total liabilities and shareholders' equity	$742,731	$793,052

Artivion, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
In Thousands
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Net cash flows from operating activities:
Net (loss) income	$(21,361)	$5,266

Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation and amortization	17,016	18,008
Non-cash compensation	9,189	7,471
Non-cash lease expense	5,656	5,566
Deferred income taxes	5,097	(8,128)
Write-down of inventories and deferred preservation costs	3,116	3,987
Non-cash interest expense	1,372	2,025
Change in fair value of contingent consideration	(4,600)	4,970
Gain from sale of non-financial assets	—	(15,923)
Other	151	678
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,788)	(2,268)
Accounts payable, accrued expenses, and other liabilities	(2,103)	65
Inventories and deferred preservation costs	(5,781)	(16,986)
Receivables	(10,900)	(8,032)
Net cash flows used in operating activities	(4,936)	(3,301)

Net cash flows from investing activities:
Acquisition of intangible assets	(1,123)	(726)
Capital expenditures	(6,924)	(10,524)
Proceeds from sale of non-financial assets, net	—	19,000
Other	—	722
Net cash flows (used in) provided by investing activities	(8,047)	8,472

Net cash flows from financing activities:
Proceeds from exercise of stock options and issuance of common stock	3,344	3,531
Redemption and repurchase of stock to cover tax withholdings	(1,791)	(1,898)
Repayment of term loan	(2,033)	(2,397)
Payment of debt issuance costs	—	(2,219)
Other	(300)	(439)
Net cash flows used in financing activities	(780)	(3,422)

Effect of exchange rate changes on cash and cash equivalents	(3,675)	1,418
(Decrease) increase in cash and cash equivalents	(17,438)	3,167

Cash and cash equivalents beginning of period	55,010	61,958
Cash and cash equivalents end of period	$37,572	$65,125

Artivion, Inc. and Subsidiaries
Financial Highlights
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Products:
Aortic stent grafts	$19,674	$20,896	$69,013	$62,165
Surgical sealants	17,374	16,544	49,022	52,236
On-X	16,456	14,022	47,082	41,843
Other	1,744	1,645	6,609	6,284
Total products	55,248	53,107	171,726	162,528

Preservation services	21,590	19,100	62,665	56,914
Total revenues	$76,838	$72,207	$234,391	$219,442

Revenues:
US	$41,250	$36,205	$119,938	$111,529
International	35,588	36,002	114,453	107,913
Total revenues	$76,838	$72,207	$234,391	$219,442

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Revenues and General, Administrative, and Marketing Expense
In Thousands
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Growth Rate	2022	2021	Growth Rate
Reconciliation of total revenues, GAAP to total revenues, non-GAAP:
Total revenues, GAAP	$76,838	$72,207	6%	$234,391	$219,442	7%
Impact of changes in currency exchange	—	(3,287)		—	(7,358)
Total constant currency revenue, non-GAAP	$76,838	$68,920	11%	$234,391	$212,084	11%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of G&A expenses, GAAP to adjusted G&A, non-GAAP:
General, administrative, and marketing expense, GAAP	$41,051	$39,053	$118,989	$118,521
Corporate rebranding expense	251	461	1,423	523
Business development, integration, and severance expense (income)	864	1,309	(3,816)	6,138
Adjusted G&A, non-GAAP	$39,936	$37,283	$121,382	$111,860

Artivion, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Adjusted EBITDA
In Thousands
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of net (loss) income, GAAP to adjusted EBITDA, non-GAAP:
Net (loss) income, GAAP	$(13,713)	$10,582	$(21,361)	$5,266
Adjustments:
Depreciation and amortization expense	5,519	6,009	17,016	18,008
Interest expense	4,805	4,100	12,854	12,995
Stock-based compensation expense	3,089	2,876	9,189	7,471
Loss on foreign currency revaluation	3,668	2,576	7,555	3,097
Clinical trial termination expense	4,741	—	4,741	—
Income tax expense (benefit)	1,181	(2,638)	3,100	(4,006)
Corporate rebranding expense	251	461	1,423	523
Gain from sale of non-financial assets	—	(15,923)	—	(15,923)
Interest income	(40)	(18)	(86)	(60)
Business development, integration, and severance expense (income)	864	1,309	(3,816)	6,138
Adjusted EBITDA, non-GAAP	$10,365	$9,334	$30,615	$33,509

Artivion Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP
Net (Loss) Income and Diluted (Loss) Income Per Common Share
In Thousands, Except Per Share Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP:
(Loss) income before income taxes	$(12,532)	$7,944	$(18,261)	$1,260
Income tax expense (benefit)	1,181	(2,638)	3,100	(4,006)
Net (loss) income	$(13,713)	$10,582	$(21,361)	$5,266

Diluted (loss) income per common share	$(0.34)	$0.26	$(0.53)	$0.13

Diluted weighted-average common shares outstanding	40,115	44,453	39,999	39,496

Reconciliation of (loss) income before income taxes, GAAP to adjusted (loss) income, non-GAAP:
(Loss) income before income taxes, GAAP:	$(12,532)	$7,944	$(18,261)	$1,260
Adjustments:
Amortization expense	3,686	4,203	11,675	12,701
Clinical trial termination expense	4,741	—	4,741	—
Corporate rebranding expense	251	461	1,423	523
Non-cash interest expense	459	453	1,372	2,025
Gain from sale of non-financial assets	—	(15,923)	—	(15,923)
Business development, integration, and severance expense (income)	864	1,309	(3,816)	6,138
Adjusted (loss) income before income taxes, non-GAAP	(2,531)	(1,553)	(2,866)	6,724

Income tax (benefit) expense calculated at a pro forma tax rate of 25%	(633)	(388)	(717)	1,681
Adjusted net (loss) income, non-GAAP	$(1,898)	$(1,165)	$(2,149)	$5,043

Reconciliation of diluted (loss) income per common share, GAAP to adjusted diluted (loss) income per common share, non-GAAP:
Diluted (loss) income per common share, GAAP:	$(0.34)	$0.26	$(0.53)	$0.13
Adjustments:
Amortization expense	0.09	0.11	0.29	0.33
Effect of 25% pro forma tax rate	0.10	(0.11)	0.19	(0.11)
Clinical trial termination expense	0.12	—	0.12	—
Non-cash interest expense	0.01	0.01	0.03	0.05
Corporate rebranding expense	—	0.01	0.03	0.01
Gain from sale of non-financial assets	—	(0.41)	—	(0.40)
Business development, integration, and severance expense (income)	0.03	0.04	(0.09)	0.15
Tax effect of non-GAAP adjustments	(0.06)	0.06	(0.09)	(0.03)
Adjusted diluted (loss) income per common share, non-GAAP	$(0.05)	$(0.03)	$(0.05)	$0.13

Reconciliation of diluted weighted-average common shares outstanding GAAP to diluted weighted-average common shares outstanding, non-GAAP:
Diluted weighted-average common shares outstanding, GAAP:	40,115	44,453	39,999	39,496
Adjustments:
Effect of dilutive stock options and awards	—	(505)	—	—
Effect of convertible senior notes	—	(4,862)	—	—
Diluted weighted-average common shares outstanding, non-GAAP	40,115	39,086	39,999	39,496